UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2019

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180

Orlando, Florida 32835

(Address of principal executive offices, including zip code)

(407) 613-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Hilton Grand Vacations Inc. (the “Company” or “our”) approved our 2019 short-term incentive and long-term incentive awards for the following executive officers, including our principal executive officer and principal financial officer (these officers are collectively referred to in this Form 8-K as the “named executive officers”):

•	Mark D. Wang, President and Chief Executive Officer;

•	Daniel J. Mathewes, Executive Vice President and Chief Financial Officer;

•	Dennis DeLorenzo, Executive Vice President and Chief Sales Officer;

•	Charles R. Corbin, Executive Vice President, Chief Legal Officer and Chief Development Officer; and

•	Barbara L. Hollkamp, Executive Vice President and Chief Human Resources Officer.

2019 Short-Term Cash Incentive Awards

The Compensation Committee approved target annual and quarterly cash bonus award opportunities for the 2019 fiscal year for the named executive officers as follows:

Name	Target Annual Cash Incentive Opportunity as a % of Base Salary	Target Quarterly Cash Incentive Opportunity as a % of Base Salary
Mark D. Wang	150%	—
Daniel J. Mathewes	125%	—
Dennis DeLorenzo	100%	100%
Charles R. Corbin	100%	—
Barbara L. Hollkamp	75%	—

Each named executive officer will be eligible to earn up to a maximum of 200% of his or her target annual award based on the achievement of certain performance goals established by the Compensation Committee. Mr. Wang’s annual cash incentive award will be earned based on the achievement of both individual and Company performance objectives for the 2019 fiscal year, as follows: (i) 70% of the award will be earned based on the achievement of corporate performance objectives linked to the Company’s consolidated Economic Adjusted EBITDA (as defined below); and (ii) the remaining 30% of the award will be earned based on the achievement of Mr. Wang’s performance goals and objectives related to net owner growth, corporate development and talent strategy. For all other named executive officers, the annual cash incentive awards will be earned based on the achievement of both individual and Company performance objectives for the 2019 fiscal year, as follows: (i) 60% of the award will be earned based on the achievement of corporate performance objectives linked to the Company’s consolidated Economic Adjusted EBITDA; and (ii) the remaining 40% of the award will be earned based on the achievement of each officer’s performance goals and objectives.

Mr. DeLorenzo, the only named executive officer eligible to participate in our quarterly cash bonus program, was granted a target quarterly cash bonus award opportunity equal to 100% of his base salary. He will be eligible to earn up to a maximum of 200% of his target quarterly award based on the achievement of both individual and Company performance objectives for the 2019 fiscal year established by the Compensation Committee, as follows: (i) 20% of the award will be earned based on the achievement of corporate performance objectives linked to the Company’s Economic Adjusted EBITDA for the real estate and financing segment only; (ii) 25% of the award will be earned based on the Company’s net sales volume; (iii) 20% of the award will be earned based on cost savings linked to the Company’s sales and marketing expense; and (iv) the remaining 35% of the award will be earned based on the achievement of certain sales performance goals and objectives.

2019 Long-Term Equity Incentive Awards

The Compensation Committee also approved certain 2019 long-term incentive equity-based awards under the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan (as amended, the “2017 Plan”) to our named executive officers. The awards are comprised of stock options, service-based restricted stock units (“Service RSUs”) and performance-based restricted stock units (“Performance RSUs”). For the 2019 fiscal year, the Compensation Committee determined that (a) 50% of the long-term incentive compensation awarded to Mr. Wang would be in the form of Performance RSUs, along with 30% Service RSUs and 20% stock options, and (b) 40% of the long-term incentive compensation awarded to our other named executive officers would be in the form of Performance RSUs, along with 30% Service RSUs and 30% stock options. Both Service RSUs and stock options vest in three equal annual installments beginning on the first anniversary of the grant date, subject to his or her continued employment at the Company through each applicable vesting date or otherwise provided under the terms of the applicable award agreement or applicable severance agreement.

Each officer will be eligible to earn up to a maximum of 200% of his or her target Performance RSUs based on the achievement of certain performance goals established by the Compensation Committee for a three-year performance period beginning on January 1, 2019 and ending on December 31, 2021, as follows: (i) 70% of the award will be earned based on the achievement of corporate performance objectives linked to the Company’s consolidated Economic Adjusted EBITDA; and (ii) the remaining 30% of the award will be earned based on the achievement of the Company’s contract sales performance objectives. The Performance RSUs vest, if at all, on the last day of the performance period and will be paid out in shares of our common stock following the Compensation Committee’s certification of the performance based on such three-year performance period, subject to each respective named executive officer’s continued service through the last day of the performance period or as other provided under the terms of the applicable award agreement or applicable severance agreement.

The dollar value, the number of stock options, the number of Service RSUs, and the target number of Performance RSUs awarded to our named executive officers are set forth below. The dollar value for the RSUs and the exercise price for the stock options are based on $33.32 per share, the closing price of our common stock at the close of market on the date of the grant, which was March 5, 2019. The number of stock options granted was determined based on the Black-Scholes option value as of the grant date.

Name	Total Value	Value of Options	Value of Service RSUs	Target Value of Performance RSUs	Number of Options	Number of Service RSUs	Target Number of Performance RSUs

Mark D. Wang	$3,800,000	$760,000	$1,140,000	$1,900,000	61,838	34,213	57,022

Daniel J. Mathewes	$956,250	$286,875	$286,875	$382,500	23,342	8,609	11,479

Dennis DeLorenzo	$954,810	$286,443	$286,443	$381,924	23,306	8,596	11,462

Charles R. Corbin	$927,000	$278,100	$278,100	$370,800	22,628	8,346	11,128

Barbara L. Hollkamp	$742,630	$222,789	$222,789	$297,052	18,127	6,686	8,915

Except as described below, all of the foregoing long-term incentive awards were granted under the 2017 Plan, using the forms of equity award agreements previously filed by the Company. The description of the Performance RSUs above for all named executive officers are qualified in their entirety by reference to the forms of the Amended and Restated Performance and Service Based Restricted Stock Unit Agreement (each the “PSU Agreement,” and collectively, the “PSU Agreements”) previously filed, and the form of the amendment described below under “Amendment to Adjusted EBITDA Metric for 2018 Performance RSUs” and filed herewith as Exhibit 10.1, the terms of which are, in all cases, incorporated herein by reference.

Amendment to Adjusted EBITDA Metric for 2018 Performance RSUs

On March 5, 2019, the Compensation Committee approved an amendment (the “2018 PSU Amendment”) to the PSU Agreements relating to the 2018 Performance RSUs that the Compensation Committee previously had awarded to our executive officers, including our named executive officers, in 2018.

As required by the Generally Accepted Accounting Principles of the United States, for periods after January 1, 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASC 606”), which requires the Company to defer revenues and certain expenses from the sales of vacation ownership interests (“VOIs”) under construction until construction is complete. For periods prior to January 1, 2018, the Company’s results of operations, including consolidated Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), were prepared under Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition, and ASC 978-605, Real Estate – Time Sharing Activities, Revenue Recognition, which required the Company to recognize revenues and certain expenses from the sales of VOIs under construction using the percentage of completion method (“POC”). At the time of grant, seventy percent (70%) of the 2018 Performance RSUs would be earned based on the achievement of the Company’s consolidated Adjusted EBITDA over the three-year cumulative performance period ending on December 31, 2020 prepared using POC method to recognize revenues and certain expenses for sales of VOIs under construction (“POC Adjusted EBITDA”).

In light of the adoption of ASC 606, the Compensation Committee determined that the more appropriate metric to assess management performance is “Economic Adjusted EBITDA,” which is also the metric that the Company uses to assess its performance and manage its business since the adoption of ASC 606. Economic Adjusted EBITDA is defined as Adjusted EBITDA, as further adjusted for net recognitions and deferrals of revenues and certain expenses from the sales of VOIs under construction. Accordingly, the Compensation Committee authorized the amendment of the 2018 Performance RSUs to substitute Economic Adjusted EBITDA for POC Adjusted EBITDA as one of the two performance metrics for the three-year cumulative performance period ending on December 31, 2020, and to revise the individual threshold, target and maximum performance objectives to reflect the differences between POC Adjusted EBITDA and Economic Adjusted EBITDA for such three-year cumulative performance period. At this time, achievement of the performance objectives applicable to the 2018 Performance RSUs is substantially uncertain.

Any Performance RSUs awarded in 2019 as described in this Form 8-K, and any Performance RSUs that may be awarded in the future, will have been made or will be made, as the case may be, pursuant to the PSU Agreements for our eligible executive officers, updated to reflect the 2018 PSU Amendment, until such time as PSU the Agreements may be further modified or amended. The foregoing description of the 2018 PSU Amendment is a summary and is qualified in its entirety by reference to the form of Amendment to Amended and Restated Performance and Service Based Restricted Stock Unit Agreement, filed herewith as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

Exhibit 10.1	Form of Amendment to Amended and Restated Performance and Service Based Restricted Stock Unit Agreement (for 2018 Performance RSUs)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin Executive Vice President, Chief Legal Officer, Chief Development Officer and Secretary

Date: March 8, 2019